FINAL

Joint HIV Barrel Product Commercialization Agreement

PREAMBLE

This Joint HIV Barrel Product Commercialization Agreement (the “Agreement”) is made as of September 29, 2006 (“Effective Date”), by and between Chembio Diagnostic Systems, Inc., a Delaware corporation having its principal place of business at 3661 Horseblock Road, Medford, NY 11763 (“Chembio”), and StatSure Diagnostic Systems, Inc., (f/k/a Saliva Diagnostic Systems) a Delaware corporation having its principal place of business at One Clarks Hill, Framingham, MA 01702 (“SDS”) (Chembio and SDS are each referred to herein as a “Party” and jointly as the “Parties”).

RECITALS

Chembio, among other things, is in the business of developing, marketing and selling products used to diagnose various diseases, including HIV, and has designed, developed or is in the process of developing products for the diagnosis or detection of HIV or HIV infection (“HIV Products”) and has received approval of a pre-market application to the FDA for the HIV Barrel Product for manufacture by Chembio at its facility in Medford, New York and for Chembio to market to clinical laboratories and hospitals in the United States

SDS, among other activities, is in the business of developing, manufacturing and marketing medical diagnostic products and owns the SDS Patents.

SDS, Chembio and Inverness Medical Innovations, Inc., a Delaware corporation, (“Inverness”) have entered into a License, Marketing and Distribution Agreement of even date herewith (the “3-Way Agreement”), pursuant to which Inverness has been granted the worldwide exclusive right to market and distribute the HIV Barrel Product.

During the Term, to the extent such license is necessary, SDS wishes to license the SDS Patents to Chembio on an exclusive basis with respect to the HIV Barrel Product, and Chembio wishes to accept such license without acknowledging or agreeing to its necessity with respect to the HIV Barrel Product, on an exclusive basis, with respect to manufacture of the HIV Barrel Products solely for resale by Inverness as long as the 3-Way Agreement is in effect or, in the event of termination of the 3-Way Agreement, as otherwise set forth herein.

The Parties may also enter into such other ancillary agreements, licenses and covenants as may be appropriate to permit the parties to fulfill the business objectives of this Agreement.

Chembio and SDS wish to collaborate exclusively with each other, and to agree to work only with each other and not alone, to develop and commercialize products in the Barrel Field for the diagnosis or detection of HIV or HIV infection in order to facilitate introduction, distribution and sale of such products in the market.

NOW, THEREFORE, in consideration of the premises and the mutual promises, covenants and conditions hereinafter set forth, the receipt and adequacy of which are hereby acknowledged, Chembio and SDS hereby agree as follows:

1. Definitions.

1.1. Certain Definitions. For purposes of this Agreement, in addition to the terms that are defined on first use herein, the following terms shall have the following meanings:

(a) The “Act” shall mean the Federal Food, Drug and Cosmetic Act, as amended, and all relevant federal regulations pertaining thereto.

(b) “Affiliate” shall mean any Person that controls, is controlled by, or is under common control with a Party hereto. For purposes of this definition, “control” shall mean (i) in the case of corporate entities, direct or indirect ownership of a majority of the stock or shares having the right to vote for the election of directors, and (ii) in the case of non-corporate entities, direct or indirect ownership of a majority of the equity interest with the power to direct the management and policies of such non-corporate entities.

(c) “Audit” shall mean examination of each and every document relating to the licenses and rights granted herein, including but not limited to books, records, agreements, communications, shipping records, purchase orders, invoices, credit memos and record of payments received or made by a nationally recognized public accounting firm.

(d) “Barrel Field” means diagnostic testing for the presence of HIV antibodies utilizing an integrated in-vitro diagnostic testing device that (i) is a single-use disposable device, (ii) collects a physiologic sample from a patient directly into the device using a tip at one end of the device and delivers that sample into a system contained in the device, where the reaction reagent medium (for example, a reagent strip) is enclosed in a barrel or other container with a transparent portion which allows the results of the reaction to be visible, designed to protect the user from contact with its contents, (iii) produces a visually readable result in less than twenty minutes, and (iv) is primarily designed to be used in a Point of Care environment or for self-testing by consumers.

(e) “Challenge” means, with respect to Patent Rights, to challenge the validity or enforceability of any Patent Rights, including without limitation by (i) filing a declaratory judgment action in which Patent Rights are alleged to be invalid or unenforceable; (ii) citing prior art pursuant to 35 U.S.C. Sec. 301, making a request for re-examination of Patent Rights pursuant to 35 U.S.C. Sec. 302 and/or 311, or provoking or becoming party to an interference with an application for Patent Rights pursuant to 35 U.S.C. Sec. 135; or (iii) filing or commencing any opposition, cancellation, nullity or similar proceedings against Patent Rights in any country.

(f) “Chembio IP” shall mean all proprietary rights and Intellectual Property Rights, including but not limited to Patent Rights, owned or Controlled by Chembio, which are necessary or useful for, or would be infringed or that Chembio asserts would be infringed, by the manufacture, use, sale, distribution, import or export of the HIV Barrel Products or New HIV Barrel Products, whether in existence now or in the future, including but not limited to those listed on Schedule A.

(g) “Confidential Information” shall mean all Technology and ideas and information of any kind, whether in written, oral, graphical, machine-readable or other form, whether or not marked or identified as confidential or proprietary, which are transferred, disclosed or made available by either Party hereto to the other.

(h) “Control” or “Controlled by” shall mean, in the context of Patent Rights or other Intellectual Property Rights, possession of the ability on the part of a Party to grant access to or a license or sublicense as provided for herein without violating the terms of any agreement or other arrangement with any Third Party existing at the time such Party would be required hereunder to grant another Party such access or license or sublicense.

(i) “Distributor” shall mean any Third Party to which a Party grants a right to resell or distribute HIV Barrel Products or New HIV Barrel Products.

(j) “Exploit” or “Exploitation” shall mean to sell, offer for sale, import, export, transport, register, distribute, promote and market, together with other activities typically associated with maximizing the market penetration, profit margins and commercialization of a diagnostic medical product that is marketed to hospitals and clinical laboratories for professional use and to doctors’ offices, insurance companies, military facilities, and other Point of Care clinics, as well as to the public for self-testing.

(k) “FDA” means the U.S. Food and Drug Administration.

(l) “First Commercial Sale” shall mean, with respect to a product, the first sale to any Third Party.

(m) “GAAP” means United States Generally Accepted Accounting Principles, as applicable to the Party in question.

(n) “GMP” means current Good Manufacturing Practices as promulgated by the FDA.

(o) “HIV Barrel Product” means the product for HIV testing known as SURE CHECK(R) HIV 1/2 as described in Chembio’s PMA on file with the FDA and further described in the SURE CHECK(R) HIV 1/2 package insert, Catalog #HIV202, attached hereto as Schedule A, together with any improvements thereto.

(p) “Intellectual Property Rights” shall mean (i)  Patent Rights; (ii) rights associated with works of authorship including copyrights, copyright applications and copyright registrations; and (iii) rights relating to the protection of trade secrets, know-how and Confidential Information, but shall not include any rights to trade marks, trade names, or other distinctive brand names or logos.

(q) “New HIV Barrel Product” means (i) the patent pending product in the Barrel Field for the diagnosis or detection of HIV or HIV infection currently being designed and developed by Chembio which Chembio describes as set forth in Schedule D, and/or (ii) any other new product in the Barrel Field for the diagnosis or detection of HIV or HIV infection Controlled by SDS or Chembio.

(r) “Patent Rights” shall mean all patents, patent applications and inventions on which patent applications are filed and all patents issuing therefrom worldwide, all disclosures of inventions, together with any extensions, registrations, confirmations, reissues, divisionals, continuations, continuations-in-part, reexamination certificates, substitutions or renewals, supplemental protection certificates, term extensions (under applicable patent law or other law), provisional rights and certificates of inventions.

(s) “Person” shall mean an individual, corporation, partnership, limited partnership, limited liability company, unincorporated association, trust, joint venture or other organization or entity, including a governmental authority.

(t) “POC” or “Point of Care” means an environment where sampling and testing is performed in the presence or near-presence of the patient.

(u) “Related Documents” shall mean the 3-Way Agreement, the Settlement Agreement between SDS and Chembio, the License and Distribution Agreement between SDS and Inverness, the License and Distribution Agreement between Chembio and Inverness, and the HIV Cassette Agreement between Chembio and Inverness.

(v) “SDS Patents” shall mean all Patent Rights owned or Controlled by SDS that would be infringed, or that SDS asserts would be infringed, by the manufacture, use, sale, distribution, import or export of the HIV Barrel Products or New HIV Barrel Products, whether in existence now or in the future, including but not limited to those listed in Schedule B.

(w) “Sell” shall mean to sell, offer for sale, market, promote, transport, export and use in furtherance of sales activities.

(x) “Settlement Agreement” shall mean the Settlement Agreement of even date herewith between the Parties.

(y) “Sublicensee” shall mean any sublicensee of any of the rights granted to a Party under this Agreement, other than an Affiliate or a Distributor.

(z) “Technology” shall mean all techniques, inventions, practices, procedures, knowledge, improvements, designs, processes, protocols, compositions, products, methods, works of authorship, know-how, data, clinical data, preclinical data, research and creations (whether or not subject to protection by any Intellectual Property Rights).

(aa) “Third Party” shall mean any Person other than SDS or Chembio or an Affiliate of either of them.

(bb) “United States” means the United States of America and its territories and possessions, including without limitation Puerto Rico and the U.S. Virgin Islands.

1.2. Additional Definitions. Certain additional capitalized terms are defined in the Preamble or the Recitals or below in the body of this Agreement and, if not otherwise defined, shall have the meaning as set forth in the 3-Way Agreement.

2.  Joint Exploitation of HIV Products in the Barrel Field.

2.1  In General. The Parties shall act together in all matters relating to the Exploitation of the HIV Barrel Product and any New HIV Barrel Product, with a goal of maximizing the commercial value of the HIV Barrel Product and any New HIV Barrel Product, both in geographic markets and in customer market segments.

2.2  Under the 3-Way Agreement. The Parties shall act together in all matters under the 3-Way Agreement, other than Chembio’s right and obligation to manufacture and supply the HIV Barrel Product thereunder. Without limiting the generality of the foregoing:

(a) Neither Party shall (i) give any notice to Inverness under the 3-Way Agreement, (ii) terminate or attempt to terminate the 3-Way Agreement, or (iii) modify or amend the 3-Way Agreement without the prior written consent of the other Party. For clarity, if the Parties do not both agree to take an action described in the preceding sentence, then such action shall not be taken.

(b) In order to keep SDS properly informed, Chembio shall forward all forecasts, Purchase Orders or alterations thereof received from Inverness pursuant to Section 7.2 or 7.3 of the 3-Way Agreement to SDS within five (5) business days of receipt thereof by Chembio.

(c) In the event either Party makes sales of HIV Barrel Products to a Third Party (other than Inverness) as permitted by the 3-Way Agreement, the selling Party shall pay the other Party a royalty of five percent (5%) of the Net Sales (as defined in the 3-Way Agreement) thereof. Sections 5.6 (other than subsections (a) and (d)) and Section 5.7 (other than subsections (b), (c), and (e)) shall apply to such royalties with appropriate adjustments to reflect the differences in Payer and Payee.

2.3 Outside the 3-Way Agreement. In the event of any termination or expiration of the 3-Way Agreement, SDS and Chembio agree that they will jointly seek a qualified Third Party to replace Inverness as the Distributor of the HIV Barrel Product and any New HIV Barrel Product and will enter into a written agreement with respect thereto. SDS and Chembio further agree that neither Party will Exploit the HIV Barrel Product or any New HIV Barrel Product except pursuant to this Agreement or another written agreement with the other Party, and neither Party will enter into a license agreement, a distribution agreement, a joint venture, or any other agreement with a Third Party involving the Exploitation of a product in the Barrel Field for the diagnosis or detection of HIV or HIV infection without the prior written agreement of the other Party. If any royalties are due to Inverness pursuant to Section 5.6 of the 3-Way Agreement as a result of any Exploitation pursuant to this Section 2.3, then the sharing of such royalties will be determined in accordance with the agreement for such Exploitation executed pursuant to this Section 2.3.

2.4 Non-Competition. Neither Party shall manufacture, promote, market, distribute, sell, offer for sale, import, export, seek or obtain regulatory approval of the HIV Barrel Product or any New HIV Barrel Product except under this Agreement and neither Party shall grant any license to, or in any way assist, any Affiliate or Third Party to do so. Each Party acknowledges and agrees that the exclusivity resulting from this Section is of critical importance to the other Party, and that without such exclusivity, the other Party would not have entered into this Agreement.

2.5 Joint Operating Committee.

(a) The JOC. Promptly after the execution of the 3-Way Agreement, the Parties shall establish a Joint Operating Committee (“Joint Operating Committee” or “JOC”), which shall be responsible for planning and coordinating activities under this Joint Exploitation Agreement. The JOC shall be composed of three (3) members, one designated by each Party and one agreed upon by the two Parties, who (in the case of the third member) shall have no affiliation or relationship with either Party. Either Party may replace its representative at any time upon prior written notice to the other Party. If a Party’s representative is unable to attend a meeting, such Party may designate an alternate to attend such meeting and perform the functions of such representative.

(b) Responsibilities of JOC. The Joint Operating Committee shall have the authority to make all decisions under Article 2 and Article 5 of this Agreement, including without limitation all actions under the 3-Way Agreement or outside the 3-way Agreement in the event of termination or expiration of the 3-way Agreement, as set forth in Sections 2.2 and 2.3. Neither Party shall take any action under the 3-Way Agreement or any action to Exploit the HIV Barrel Product or any New HIV Barrel Product except pursuant to a specific decision of the JOC.

(c) Decision Making Authority. With respect to the responsibilities of the Joint Operating Committee, each member (or alternate designated by a Party if a member representing a Party is unable to attend) shall have one (1) vote in all decisions. All decisions shall be made by majority vote and be memorialized.

(d) Meetings; Minutes. The Joint Operating Committee shall meet quarterly, or more often as otherwise agreed by the Parties, at such locations as the Parties agree. The JOC may meet in person, by teleconference, videoconference or as otherwise agreed. Minutes of the JOC meetings shall be taken, and shall, at a minimum, record all decisions made. A draft of such minutes shall be promptly provided to and approved by both Parties in accordance with a formal approval process established by the JOC. A Party may, with the prior consent of the other Party, invite a reasonable number of non-voting employees, consultants or scientific advisors to attend the meetings of the JOC, provided that such invitees are bound by appropriate confidentiality obligations. Decisions shall be effective upon execution of a consent or approval agreed by a majority of the Joint Operating Committee.

(e) Other Communications. In addition to formal meetings, the Joint Operating Committee representatives shall communicate as necessary to ensure the appropriate joint Exploitation of the HIV Barrel Product and any New HIV Barrel Product. Each Party shall have reasonable access to the other Party’s facilities and personnel to facilitate joint Exploitation of the HIV Barrel Product and any New HIV Barrel Product, upon reasonable notice.

(f) Initial Members. The Initial Members of the Joint Operating Committee shall be Lawrence A. Siebert, Steve M. Peltzman and a third person to be agreed upon by SDS and Chembio.

(g) Public Announcements. Except as authorized in this Agreement or otherwise required by applicable law, regulation or the rules of any securities exchange or other trading market on which such Party’s securities are listed, all public communications relating to the actions of the Joint Operating Committee shall be subject to the approval of the Parties.

3. Licenses and Intellectual Property Matters.

3.1 Exclusive Right to Manufacture. SDS, on and subject to the terms and conditions contained herein and in the 3-Way Agreement, hereby grants to Chembio, and Chembio hereby accepts from SDS, without acknowledging or agreeing to its necessity with respect to the HIV Barrel Product, a worldwide exclusive license to manufacture the HIV Barrel Products for resale by Inverness under the 3-Way Agreement or, in the event of termination of the 3-Way Agreement, as otherwise set forth herein.

3.2 Technology. Subject to Article 4, the Parties will give each other access to their respective know-how and Technology relevant to the HIV Barrel Product and any New HIV Barrel Products in order to optimize manufacturing processes and quality and reduce manufacturing costs. Notwithstanding the foregoing, neither Party has any obligation to disclose its intellectual property, including the Chembio IP, except as may be required to purchase, supply and assemble hardware components related to the HIV Barrel Product and any New HIV Barrel Product.

3.3 Patent Validity. Chembio, having investigated and analyzed the SDS Patents, hereby acknowledges that each of the SDS Patents is valid and enforceable.

3.4 No Validity Challenge. In order to assure the orderly Exploitation of the HIV Barrel Product and New HIV Barrel Products and to make such products available to the public to address medical needs:

(a) Chembio agrees not to (and to cause its Affiliates not to) Challenge Patent Rights in the SDS Patents, or to assist any Third Party in doing so.

(b) SDS agrees not to (and to cause its Affiliates not to) Challenge any Patent Rights included in the Chembio IP or to assist any party in doing so, unless such Patent Rights are enforced or threatened to be enforced against SDS or an SDS customer or partner for infringement resulting from an SDS product or service other than a product in the Barrel Field that diagnoses or detects HIV or HIV infection which SDS product or service is sold in violation of this Agreement or the 3-Way Agreement. SDS further agrees not to challenge Chembio’s right to continued use for manufacture of the HIV Barrel Product of the Confidential Information or Technology utilized by Chembio in the manufacture of the HIV Barrel Product.

(c) Neither Party has investigated the Confidential Information or Technology utilized by the other party in connection with the manufacture of the HIV Barrel Product, and nothing contained herein shall be construed as an admission by either Party that such Confidential Information or Technology is or is not covered by the SDS Patents or the Chembio IP.

3.5 Consequences of Violation. If either Party Challenges the Patent Rights of the other Party in violation of Section 3.4, then the Party whose rights were the subject of the Challenge (the “Challenged Party”), may, by written notice to the Party violating Section 3.4 (the “Challenging Party”):

(i) terminate this Agreement or terminate any or all rights and licenses granted to the Challenging Party hereunder, and

(ii) if the 3-Way Agreement is in effect at the time of the violation of Section 3.4, then if the Challenging Party is Chembio, reduce Chembio’s share of the SDS/Chembio share of Net Sales for the HIV Barrel Product or any New HIV Barrel Product under the 3-Way Agreement to 20% from 50% permanently; and if the Challenging Party is SDS, reduce SDS’s share of the SDS/Chembio share of Net Sales for the HIV Barrel Product or any New HIV Barrel Product under the 3-Way Agreement to 20% from 50% permanently. The Challenged Party shall have the right to notify Inverness of any action taken under this Section, and the Parties agree that Inverness shall have no liability for any action taken to distribute the SDS/Chembio share of Net Sales in accordance with such notice. In the event the alleged Challenging Party disputes in good faith that it has Challenged the Patent Rights of the other Party, then the matter will be resolved in accordance with Section 10.8 and the amounts of the foregoing reductions will be placed in escrow until the matter is resolved.

4. Confidentiality.

4.1 Limited Disclosure and Use. Each of Chembio and SDS shall hold in confidence any Confidential Information disclosed by the other Party or otherwise obtained by such Party from the other Party as a result of this Agreement or the Settlement Agreement, and each of SDS and Chembio shall protect the confidentiality thereof with the same degree of care that it exercises with respect to its own information of a like nature, but in no event less than reasonable care. Without the prior written consent of the disclosing Party, a receiving Party shall not use, disclose, or distribute any Confidential Information, in whole or in part, except as required to perform such Party’s obligations or exercise such Party’s rights hereunder or under the Settlement Agreement. Access to the disclosing Party’s Confidential Information shall be restricted to the receiving Party’s employees and agents, who, in each case, need to have access to carry out a permitted use and are bound in writing to maintain the confidentiality of such Confidential Information.

4.2 Exceptions. The obligations set forth in Section 4.1 shall not apply to any portion of the Confidential Information that the receiving Party can demonstrate by legally sufficient evidence: (i) now or hereafter, through no act or failure to act on the part of the receiving Party, is or becomes generally available; (ii) is known to the receiving Party at the time of receiving such Confidential Information and not subject to an obligation of confidentiality to a Third Party; (iii) is hereafter furnished to the receiving Party by a Third Party as a matter of right (and without violating any agreement with the disclosing Party) without restriction on use or disclosure; or (iv) is independently developed by the receiving Party without use of any Confidential Information received from the other Party. In addition, each receiving Party may disclose Confidential Information to the extent such disclosure is reasonably necessary to prosecute or defend litigation, to comply with applicable law or regulation or the rules of any securities exchange or other trading market on which such party’s securities are listed, to protect Intellectual Property Rights, to obtain necessary or desirable regulatory approvals, to respond to a valid order of a court or other governmental body or any political subdivision thereof, or to conduct preclinical or clinical trials, provided that, other than with respect to disclosure for protecting Intellectual Property Rights, the receiving Party shall use reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed.

4.3 Use of Name; Disclosure of Terms of the Agreement. Except as authorized in this Agreement or otherwise required by applicable law, regulation or the rules of any securities exchange or other trading market on which such Party’s securities are listed, neither Party shall use the name of the other Party in any publicity or advertising without the prior written approval of the other Party, except that either Party may disclose that it has entered into this Agreement and the Settlement Agreement. Except as may be required by applicable law, regulation or the rules of any securities exchange or other trading market on which such Party’s securities are listed, neither Party shall disclose any terms or conditions of this Agreement or the Settlement Agreement without the prior written consent of the other Party, provided that a Party may disclose such terms and conditions to any Third Party with whom such Party has entered into or proposes to enter into a business relationship (including any transaction that would result in a permitted assignment in accordance with the terms and conditions of Section 9.11 hereof), provided any such Third Party is informed of the confidentiality restrictions herein with respect to such terms and conditions and agrees to abide by such restrictions.

4.4 Survival. The obligations set forth in this Article 4 shall survive any termination or expiration of this Agreement in perpetuity (with respect to trade secrets) and for a period of five (5) years (with respect to all other data and information).

5. Manufacturing

5.1 SDS Manufacturing Equipment. SDS will lease a one-head assembler to Chembio. Chembio will make lease payments to SDS in accordance with Schedule C.

5.2 Reduction of Manufacturing Costs. Chembio will use commercially reasonable efforts to reduce Cost (as defined in the 3-Way Agreement) of the HIV Barrel Product for supply to Inverness under the 3-Way Agreement, taking into consideration regulatory and quality obligations. The Parties will review all operations involved in such manufacturing and consult on appropriate changes in the process. Without limiting the generality of the foregoing, the Parties will consider (through the JOC) use of a Third Party manufacturer if significant cost savings can be achieved, as long as such Third Party manufacture is in compliance with applicable regulations, will not impair quality obligations or cause a material change in registrations or product approvals.

5.3 Manufacturing Failures Under the 3-Way Agreement. In the event Chembio does not supply the quantity and/or quality of HIV Barrel Products required under the 3-Way Agreement, then the Joint Operating Committee, with the assistance of the Parties, will develop appropriate reasonable business strategies to fulfill such requirements.

6. Joint Patent Rights.

The Parties do not intend to engage in joint research activities and acknowledge that they have no obligation to do so. Nonetheless, in the course of activities hereunder, patentable inventions may be made. As between the Parties, ownership of Patent Rights shall be determined in accordance with inventorship. The determination of inventorship for Patent Rights shall be made in accordance with applicable laws relating to inventorship set forth in the patent laws of the United States. As between the Parties, SDS shall own any invention that is conceived or reduced to practice by an employee of SDS solely (or jointly with a Third Party subcontractor of SDS), and Chembio shall own any Invention that is made solely by an employee of Chembio (or jointly with a Third Party subcontractor of Chembio). Any invention that is made jointly by both an employee of SDS (or a Third Party subcontractor of SDS) and an employee of Chembio (or a Third Party of Chembio) shall be jointly owned by the Parties (“Joint Patent Rights”). Each Party retains an undivided one-half interest in and to the Joint Patent Rights. Joint Patent Rights shall only be utilized in the Barrel Field under this Agreement. The Parties shall jointly control the filing and prosecution of patent applications for Joint Patent Rights, using mutually agreed counsel. Each Party may independently exercise its ownership rights in and to such Joint Patent Rights, for any other field, and including the right to license and sublicense or otherwise to exploit, transfer or encumber its ownership interest, without an accounting or obligation to, or consent required from, the other Party.

7. Representations and Warranties.

7.1 Corporate Power. Each Party represents to the other Party that it has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof. Each Party represents to the other that this Agreement constitutes a valid and binding agreement, enforceable against it in accordance with its terms.

7.2 No Default or Violation. Each Party represents and warrants to the other Party that the execution, delivery and performance of this Agreement does not (i) violate or require any registration, qualification, consent, approval, or filing under, (1) any law, statute, ordinance, rule or regulation applicable to it, or (2) any judgment, injunction, order, writ or decree of any court, arbitrator, or governmental entity by which such Party or any of its assets or properties may be bound or (ii) conflict with, require any consent, approval, or filing under, result in the breach or termination of any provision of, constitute a default under, result in the acceleration of the performance of any obligations under, result in the vesting or enhancement of any other Person’s rights under, or result in the creation of any lien upon any of such Party’s properties, assets, or businesses pursuant to (x) its organizing documents or By-Laws or (y) any material indenture, mortgage, deed of trust, license, permit, approval, consent, franchise, lease, contract, or other instrument or agreement to which such Party is a party or by which such Party or any of such Party’s properties or assets is bound.

7.3 Exclusion of Other Representations and Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT. NEITHER PARTY WARRANTS THAT THE OTHER PARTY WILL RECEIVE ANY PARTICULAR AMOUNT, OR ANY, REVENUES OR PROFITS AS A RESULT OF ENTERING INTO THE BUSINESS ARRANGEMENTS DESCRIBED IN THIS AGREEMENT.

8. Term and Termination.

8.1 Term of Agreement. Unless otherwise terminated by agreement of the Parties, this Agreement shall continue in effect perpetually with respect to all products in the Barrel Field for the diagnosis or detection of HIV or HIV infection.

8.2 Material Breach. If there is a:

(i) material breach by a Party of this Agreement which cannot be cured; or

(ii) material breach by a Party of this Agreement that can be cured and such Party has failed to take steps to begin to cure the breach within sixty (60) days following written notice specifying the material breach by the Party affected by the breach or is not diligently pursuing a cure thereafter, or

(iii) is subject to a petition for relief under any bankruptcy legislation, or makes an assignment for the benefit of creditors, or is subject to the appointment of a receiver for all or substantially part of the Party’s assets, and such petition, assignment or appointment, if involuntary, is not dismissed or vacated within ninety (90) days.

then, an Event of Default shall be deemed to have occurred. Upon an Event of Default, the non-breaching Party shall have the right to exercise one or more of the following remedies upon written notice by the non-breaching Party to the breaching Party within thirty (30) days of an Event of Default (if any) (assuming that the non-breaching Party has not already given such a notice upon the occurrence of a prior material, uncured breach by the breaching Party): (i) to seek monetary damages for such material breach within the limitations set forth in Section 9 hereof; (ii) to seek equitable relief to prevent such material breach from continuing or occurring again in the future; (iii) if the Event of Default can be cured, to effect a cure and be reimbursed for the costs incurred or (iv) at its option, to terminate this Agreement upon written notice to the breaching Party; provided, however, that in the event the alleged breaching Party in good faith challenges the allegation of breach, then the matter shall be resolved in accordance with Section 10.8, and the cure period set forth in Section 8.2(ii), which shall be reduced to thirty (30) days, shall only commence upon a decision pursuant to Section 10.8 that such breach has occurred.

8.3 Survival. No expiration or termination of this Agreement shall affect any rights or liabilities of the Parties which may have accrued prior to the date of expiration or termination. Notwithstanding anything herein to the contrary, upon any expiration or termination of this Agreement, in addition to any provisions that by their terms survive, the provisions of Sections [to be updated] shall survive and shall continue in full force and effect in accordance with their respective terms.

9. Limitation of Liability.

9.1 EXCEPT FOR BREACHES OF ITS CONFIDENTIALITY OBLIGATIONS HEREUNDER AND FOR VIOLATIONS OF THE OTHER PARTY’S INTELLECTUAL PROPERTY RIGHTS AND FOR DAMAGES CAUSED BY A PARTY’S GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT, IN NO EVENT SHALL A PARTY BE LIABLE TO ANY OTHER PARTY FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, DAMAGES RESULTING FROM LOSS OF USE, PROFITS, BUSINESS OR GOODWILL, WHETHER OR NOT THE PARTY ALLEGEDLY CAUSING THE DAMAGE HAS BEEN ADVISED OF THE POSSIBILITY THEREOF.

10. General.

10.1 Waivers and Amendments.

(a) This Agreement may be amended, modified or supplemented only by a written instrument executed by the Parties hereto. For clarity, the Joint Operating Committee shall have no power to amend or modify this Agreement.

(b) No waiver of any provision of this Agreement, or consent to any departure from the terms hereof, shall be effective unless the same shall be in writing and signed by the Party waiving or consenting thereto. No failure on the part of either Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right or remedy. The waiver by either Party hereto of a breach of any provision of this Agreement shall not operate as a waiver of any subsequent breach. All rights and remedies hereunder are cumulative and are in addition to and not exclusive of any other rights and remedies provided by law.

10.2 Entire Agreement. This Agreement, the Schedules hereto and the Related Documents constitute the entire agreement between the Parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, between the Parties in connection with such subject matter.

10.3 Severability. If any provision of this Agreement is found invalid or unenforceable by a court of competent jurisdiction, such provision shall be enforced to the maximum extent permissible by law and the other provisions of this Agreement shall remain in full force and effect.

10.4 Relationship of the Parties. This Agreement shall not constitute either Party the agent or legal representative of the other Party for any purpose whatsoever, and neither Party shall hold itself out as an agent of the other Party. This Agreement creates no relationship of joint venturers, partners, associates, employment or principal and agent between the Parties and each of the Parties is acting as an independent contractor. Neither Party is granted herein any right or authority to, and shall not attempt to, assume or create any obligation or responsibility for or on behalf of the other Party. Neither Party shall have any authority to bind the other Party to any contract, whether of employment or otherwise, and each Party shall bear all of its respective expenses for its operations, including, without limitation, the compensation of its employees and salespersons and the maintenance of its offices, service and warehouse facilities. Each Party shall each be solely responsible for its own employees and salespersons and for their acts and the things done by them.

10.5 No Election of Remedies. The rights and remedies accorded herein are cumulative and in addition to those provided by law, and may be exercised separately, concurrently, or successively.

10.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) or delivered by recognized courier service providing evidence of delivery to the Parties at the following addresses:

If to Chembio, to:

Chembio Diagnostic Systems, Inc.
3661 Horseblock Road
Medford, New York 11763
Attention: Lawrence A. Siebert, President
Telecopier No.: (631) 924-6033

with a copy to:

Ruskin Moscou Faltischek, P.C.
1425 Reckson Plaza
15th Floor, East Tower
Uniondale, New York 11556
Attention: Michael L. Faltischek, Esq,
Telecopier No.: (516) 663-6640

If to SDS, to:

StatSure Diagnostic Systems, Inc.
One Clark’s Hill
Framingham, MA 01702
Attention: Chief Executive Officer
Telecopier No.:

with a copy to:

Mintz, Levin, Cohn, Ferris,
Glovsky and Popeo, P.C.
One Financial Center
Boston, MA 02111
Attention: Jeffrey M. Wiesen, Esq.
Telecopier No.: 617-542-2241

or at such other address for a Party as shall be specified by like notice.

10.7 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of New York , without giving effect to its conflicts of laws rules.

10.8 Dispute Resolution. In the event of any dispute or disagreement between the Parties as to the interpretation of any provision of this Agreement or the performance of any obligations hereunder, the matter, upon written request of either Party, shall be referred to [mediation and] arbitration in accordance with the procedures set forth in Schedule F to this Agreement.

10.9 Waiver of Jury Trial. The Parties each hereby irrevocably and unconditionally waives all rights to trial by jury in any legal action, proceeding or counterclaim with respect to any matter whatsoever arising out of or in connection with or related to this Agreement or the enforcement thereof.

10.10 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by both of the Parties and delivered to the other Party, it being understood that both Parties need not sign the same counterpart. Facsimile execution and delivery of this Agreement by either Party shall be legal, valid and binding execution and delivery of such document for all purposes.

10.11 Assignment. This Agreement is personal to each of the Parties, and neither Party shall assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other Party, which consent may be withheld for any reason, provided, however, that without the consent of the other Party, each Party may (i) assign its rights under this Agreement and delegate its obligations hereunder, in whole or in part, to any Person that shall acquire the business of such Party to which this Agreement relates, or to any Affiliate of such Party, if the assignee shall assume such Party’s obligations hereunder in writing, and (ii) assign this Agreement in connection with a sale or transfer of substantially all of the assets of, or a majority interest in the voting shares of, such Party or its corporate parent to, or the merger or consolidation of such Party or its corporate parent with or into, any other Person.

10.12 Force Majeure. Neither Party shall be liable for failure to perform any of its obligations under this Agreement when such failure is due to fire, flood, strikes, labor troubles or other industrial disturbances, legal restriction, riot, insurrection, or any other cause beyond the reasonable control of the Party affected thereby.

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IN WITNESS WHEREOF, the Parties have executed, or caused their duly authorized representatives to execute, this Agreement under seal as of the date first written above.

Chembio Diagnostic Systems, Inc.

By:

Title:

StatSure Diagnostic Systems, Inc.

By:

Title: